UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 1, 2022

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913

(Address of principal executive offices)(Zip Code)

239-226-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2022 (the “Effective Date”), Alico, Inc. (the “Company”) entered into an amended and restated employment agreement with John E. Kiernan, dated as of April 1, 2022 (the “Employment Agreement”).  At the same time, on the Effective Date, the Company and Mr. Kiernan entered into an annual performance and long term bonus agreement (the “Bonus Agreement”).  Pursuant to the Employment Agreement, Mr. Kiernan will remain President and Chief Executive Officer of the Company, for a term commencing on the Effective Date and ending on September 30, 2024, subject to extension and termination pursuant to the provisions of the Employment Agreement (the “Term”).  The Bonus Agreement sets forth the terms under which Mr. Kiernan would be eligible and entitled to short-term and long-term incentive cash and equity bonuses.

The following provides a brief description of the compensation and other terms and conditions of both (i) the Employment Agreement and (ii) the Bonus Agreement.

Employment Agreement

Base Salary

During the Term, Mr. Kiernan’s annual base salary is to be at an annual rate of not less than the following respective amounts (the “Annual Base Salary”):

Period of Employment	Annual Salary Rate
Effective Date through September 30, 2022	$400,000
October 1, 2022 through September 30, 2023	$425,000
October 1, 2023 through September 30, 2024	$450,000

Signing Bonus

Within 30 days after the Effective Date, Mr. Kiernan is to receive a signing bonus of $25,000.

Short-Term and Long Term Incentive Cash Bonuses

Mr. Kiernan is eligible for and entitled to short-term and long-term incentive cash bonuses in accordance with the terms and provisions of the Bonus Agreement.

Equity Based Awards

Mr. Kiernan may be awarded, under the Company’s Stock Incentive Plan of 2015, or any successor or other incentive plan adopted by the Company from time to time, restricted shares in accordance with the terms and provisions of the Bonus Agreement and be eligible to otherwise participate in the Company’s Stock Incentive Plan of 2015, or any successor or other incentive plan adopted by the Company from time to time.

Employee Benefits and Perquisites

During the Term, Mr. Kiernan is eligible to (i) participate in the employee benefit plans, policies, programs, practices and arrangements that the Company provides to its executives generally from time to time, and (ii) receive perquisites on a basis no less favorable than as provided by the Company from time to time to other senior executives of the Company.

Severance Payments

If the Company terminates Mr. Kiernan’s employment without “Cause” or if, following a “Change in Control” of the Company, Mr. Kiernan resigns for “Good Reason” (each as defined in the Employment Agreement), then Mr. Kiernan will be entitled to receive, subject to his execution, delivery, and non-revocation of a release of claims and subject to his compliance with the restrictive covenants set forth in the Employment Agreement, an amount equal to 150% of his base salary for the most recently completed fiscal year.

Restrictive Covenants

The Employment Agreement also includes various restrictive covenants in favor of the Company, including a confidentiality covenant, a nondisparagement covenant, and 12-month post-termination noncompetition and customer and employee nonsolicitation covenants.

Bonus Agreement

Long Term Retention Bonus

Mr. Kiernan is eligible to earn a long term cash flow bonus, long term return of capital bonus, and long term real estate bonus (collectively, the “Long Term Retention Bonus”), and with respect to the period beginning October 1, 2021, through September 30, 2024 (the “Long Term Period”) in accordance with the specific performance metrics set forth in the Bonus Agreement.

Fifty percent of the Long Term Retention Bonus shall be earned on January 1, 2025, so long as Mr. Kiernan is continuously employed by the Company or its affiliates from the Effective Date through such date, and the remaining fifty percent of the Long Term Retention Bonus shall be earned on January 1, 2026, so long as Mr. Kiernan is continuously employed by the Company or its affiliates from the Effective Date through such date. Notwithstanding the foregoing, if a Change in Control (as defined in the Bonus Agreement) occurs (i) on or after September 30, 2024, but prior to payment of the Long Term Retention Bonus, then Mr. Kiernan would be entitled to receive the entire Long Term Retention Bonus, or (ii) after the Effective Date but prior to September 30, 2024, then Mr. Kiernan would be entitled to receive a pro-rata portion of the Long Term Retention Bonus.

Transaction Bonus

Mr. Kiernan is eligible to earn a bonus upon a Change in Control that occurs during the Long Term Period so long as he remains continuously employed by the Company or its affiliates through the closing of such Change in Control, with the amount of such transaction bonus based on the sale price and market capitalization, all as set forth in the Bonus Agreement.

Annual Performance Bonus

During the Term, for each fiscal year of his employment, beginning with the fiscal year ending September 30, 2022, Mr. Kiernan is eligible to earn or be awarded an annual adjusted EBITDA performance bonus, an annual ROI performance bonus, and an annual discretionary performance bonus, so long as Mr. Kiernan is continuously employed from the Effective Date through the last day of the applicable fiscal year. The performance targets shall be determined by the Company from time to time, with the initial year’s performance targets being as set forth in the Bonus Agreement.

Restricted Stock Grant

If at any time during the Long Term Period the average 30-day closing per share price of the Company’s Common Stock exceeds the applicable price per share threshold below, Mr. Kiernan will be granted the corresponding number of shares of restricted stock pursuant to an award agreement in accordance with the Company’s Stock Incentive Plan of 2015. Except to the extent of any acceleration or forfeiture otherwise set forth in the award agreement, one-half of the restricted shares granted to Mr. Kiernan and held by him as of the end of the Long Term Period shall vest on January 1, 2025, and the remaining one-half of restricted shares granted to Mr. Kiernan and held by him as of the end of the Long Term Period shall vest on January 1, 2026, in each case subject to a Termination of Service (as defined in the award agreement) not having occurred as of or prior to the applicable vesting date. The restricted shares will also fully vest upon a Termination of Service by the Company without Cause or, following a Change in Control, due to a resignation by Mr. Kiernan for Good Reason (each as defined in the award agreement).

Price Per Share Threshold	Number of Shares Granted
$35 per share	5,000 restricted shares
$40 per share	12,500 restricted shares
$45 per share	20,500 restricted shares

The foregoing descriptions of the Employment Agreement and Bonus Agreement do not purport to be complete and are qualified in their entirety by reference to the respective full text of the Employment Agreement and the Bonus Agreement, which are attached hereto as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K, and which are incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement, dated as of April 1, 2022 by and between Alico, Inc., and John E. Kiernan.
10.2	Annual Performance and Long Term Bonus Agreement, dated as of April 1, 2022 by and between Alico, Inc., and John E. Kiernan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2022	ALICO, INC.

	By:	/s/ Richard Rallo

Richard Rallo
Senior Vice President and Chief Financial Officer